Exhibit 99.1

BEA Systems, Inc.
2315 North First Street
San Jose, California 95131
Telephone: (408) 570-8000
Fax: (408) 570-8901
www.bea.com

At the Company:

Kevin Faulkner, Vice President—Investor Relations

(408) 570-8293

BEA Reports First Quarter Financial Results

Adoption of Service-Oriented Architectures is Beginning,

Helping Businesses Improve Efficiency, Adaptability and Responsiveness

SAN JOSE, Calif.—May 13, 2004—BEA Systems, Inc. (Nasdaq: BEAS—news), the world’s leading application infrastructure software company, today announced results of its fiscal first quarter. For the first quarter ended April 30, 2004, BEA reported total revenues of $262.6 million, up 11% from $237.3 million in last year’s first quarter. For the first quarter, BEA reported license revenues of $120.2 million, down 2% from $122.3 million a year ago. In the quarter, BEA generated cash flow from operations of $82.1 million, up 103% from $40.5 million a year ago. BEA’s balance of cash and short-term investments was $1,561 million as of April 30, 2004.

For the first quarter, on a generally accepted accounting principles (“GAAP”) basis, BEA reported operating income of $39.1 million, up 14% from $34.2 million a year ago. BEA reported first quarter GAAP operating margin of 14.9%, GAAP net income of $25.3 million, and GAAP diluted net income per share of $0.06.

For the first quarter, BEA reported pro forma operating income of $50.8 million, a 28% increase over last year. BEA reported pro forma operating margin of 19.4%, up from 16.9% in last year’s first quarter. BEA reported pro forma net income of $33.5 million and pro forma diluted net income per share of $0.08 for the first quarter. Pro forma results exclude acquisition-related expenses, net gains or losses on investments in equity securities, employer payroll taxes on stock options, facilities consolidation and other non-recurring charges. A reconciliation of pro forma adjustments is summarized on page five of this release. For full details on BEA’s reported results, see the financial tables accompanying this release.

“We signed 17 license deals over $1 million dollars in Q1. While this is the most we’ve ever signed in a Q1, we are disappointed that we did not meet our license revenue plans, especially in the Americas,” said Alfred Chuang, BEA’s founder, chairman and CEO. “Customers are beginning new projects, and many of our consulting engagements ramped up through the course of the first quarter and into the second. We are encouraged by the opportunities that creates for us, as those projects progress toward deployment throughout the year.”

“In live deployments, WebLogic Platform 8.1 is helping customers reduce integration costs, make their developers more productive and build more flexible architectures. As customers adopt service-oriented architectures, WebLogic Platform provides the infrastructure they need,” Chuang continued. “Service-oriented architectures more closely align IT with business processes, and help businesses improve their efficiency, adaptability and responsiveness. Customers are focusing on business processes and standard interfaces, rather than underlying technical complexity. Delivering the promise of service-oriented architectures requires a robust, standards-based, easy to use platform. BEA WebLogic Platform and BEA WebLogic Workshop help customers quickly and efficiently adopt service-oriented

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BEA Reports QI Fiscal 2005 Results

May 13, 2004/Page 2

architectures, as evidenced by the projects our customers are implementing. BEA is well-positioned to help customers achieve new levels of productivity, enterprise compatibility and adaptability.”

Key Customer and Partner Deals

Key customer, partner and end-user deals signed in the quarter included AstraZeneca, AT&T Wireless, Banche Popolari Unite, Best Buy, Blockbuster Video, BMW Group, BNP Paribas Securities, Bristol-Myers Squibb, Brown & Company, BT, Catlin Underwriting, Capital One Bank Europe, Cardinal Health, Carlson Companies, China Post, China Mobile, City of Chicago, Credit du Nord, Dell, Delta Dental, Department of Work & Pensions, Dominion Resources, Eskom, Familymart, Freddie Mac, Government of Canada, KF Kort, Kongsberg Gruppen, Kuwait Petroleum Italia, Level 3 Communications, Lloyd’s TSB Bank, McGraw-Hill, Moet et Chandon, Pfizer, PKO BP, REACH Agency (Irish Government), Ricoh, Samsung Securities, San Diego Data Processing, Societe Generale, Sony Pictures Entertainment, Standard & Poor’s, T-Online, Telia Sonera IT, Telkom South Africa, TIM Peru, Turner Broadcasting System/CNN, Union Pacific Railroad, Verizon, Vodafone Omnitel, Walgreens, and Wells Fargo.

New or expanded relationships were entered into with VARs, hardware OEMs, systems integrators, ASPs, and ISVs, including ACS, Actuate, ADC Software, AfterBot, Agilisys, Alpine Consulting, Amdocs, Anexinet, AP3 Solutions, Autodesk, Avcom East, Aware Technology, Business Objects, Ceon, Checkfree, Chordiant, Comergent, Compuware, Cosine Communications, CSG Systems, Cubic Transportation Systems, Documentum, E2E, EBS, Elance, Energy Softworx, File Net, Granite, Helio Solutions, i2 Technologies, IBS, ILOG, Informatica, Innovative IT Solutions, Intelliden, InterWorld, Intralinks, Intuit, iWay, Kalos Group, Locus, Lombardi Software, Manugistics, Melillo Consulting, Motive, Neoforma, Salesforce.com, SBS International, Siebel, Siemens Medical Solutions, Smartsynch, Stargus, Steelwedge, Ubiquity, Veritas, Vignette, Wellfound, Worksuite, and Yantra.

About BEA

BEA Systems, Inc. (Nasdaq: BEAS) is the world’s leading application infrastructure software company, providing the enterprise software foundation that allows thousands of companies to benefit from service-oriented architectures. With more than 15,000 customers around the world, including the majority of the Fortune Global 500, BEA and its WebLogic® and Tuxedo® brands are among the most trusted names in business.

Headquartered in San Jose, Calif., BEA has 71 offices in 34 countries and is on the Web at www.bea.com.

Investors will have the opportunity to listen to BEA’s earnings conference call over the Internet on the investor information page of the BEA Web site at http://www.bea.com/investors/ or through Streetevents’ CompanyBoardroom site at http://www.companyboardroom.com. The Internet broadcast will be available live, and a replay will be available following completion of the live call for 365 days thereafter. In addition, investors will have the opportunity to access a telephone replay of the call through May 27, 2004, by dialing 706-645-9291, access code 6977192.

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Legal Notice Regarding Forward-Looking Statements

Some of the statements in this press release are forward-looking, including statements regarding customers beginning new projects, ramping up consulting engagements, opportunities, deployments throughout the year, future financial performance, and future events. BEA’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties BEA faces that could cause results to differ materially include risks associated with: quarterly fluctuation in customer spending due to economic, geopolitical, competitive and other factors, dependence on growth of the markets for BEA’s products, the rate of any recovery in information technology spending by our customer base, dependence on new product introductions and enhancements, the introduction by competitors of new products and pricing strategies, market acceptance of BEA’s products and enhancements such as our recently introduced BEA WebLogic Platform 8.1, length of BEA’s sales cycle, dependence on acceptance of BEA’s products by channel partners, dependence on success of BEA’s channel partners, integration of past and future acquisitions, dependence on hiring key personnel, rapid technological change, potential software defects (particularly with regard to newly introduced products), and significant leverage and debt service requirements. Readers should also refer to the section entitled “Risk Factors That May Impact Future Operating Results” on pages 32 through 44 of BEA’s Report on Form 10-K for the fiscal year ended January 31, 2004, as well as similar disclosures in subsequent BEA SEC filings. The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

Legal Notice Regarding Pro Forma Financial Information

BEA provides pro forma expense, operating income, operating margin, net income, and net income per share data as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), are intended to supplement GAAP financial information, and may be different than pro forma measures used by other companies. BEA believes that the presentation of pro forma non-GAAP, financial measures provides useful information to investors regarding our financial condition and results of operations because it provides additional detail and an alternative method of assessing our operating results that we believe is more focused on our on-going operations and may allow investors to perform more meaningful period-to-period comparisons of our operating results. In addition, BEA’s management team uses these measures for reviewing our financial results, and for budget and planning purposes. A reconciliation of pro forma adjustments to our GAAP financial results is summarized on page five of this release.

BEA, Tuxedo, and WebLogic are registered trademarks and BEA WebLogic Enterprise Platform, BEA WebLogic Server, BEA WebLogic Integration, BEA WebLogic Portal, BEA WebLogic JRockit, BEA WebLogic Platform, BEA WebLogic Express, BEA WebLogic Workshop, BEA WebLogic Java Adapter for Mainframe, BEA Liquid Data for WebLogic, BEA eLink, and BEA WebLogic Enterprise Security are trademarks of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties.

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– FINANCIAL TABLES FOLLOW –

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BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(unaudited)

	Three Months Ended April 30,
	2004	2003
Revenues:
License fees	$120,152	$122,339
Services	142,483	114,955

Total revenues	262,635	237,294

Cost of revenues:
Cost of license fees	6,471	5,897
Cost of services	48,981	46,817
Amortization of acquired intangible assets	3,228	5,017

Total cost of revenues	58,680	57,731

Gross profit	203,955	179,563
Operating expenses:
Sales and marketing	100,611	91,909
Research and development	34,942	34,830
General and administrative	21,615	18,610
Facilities consolidation	7,665	—

Total operating expenses	164,833	145,349

Income from operations	39,122	34,214
Interest and other, net	(2,931)	722

Income before provision for income taxes	36,191	34,936
Provision for income taxes	10,857	10,481

Net income	$25,334	$24,455

Net income per share:
Basic	$0.06	$0.06

Diluted	$0.06	$0.06

Shares used in computing net income per share:
Basic	409,660	402,710

Diluted	425,840	419,130

BEA Systems, Inc.

May 13, 2004 / Page 5

BEA SYSTEMS, INC.

PRO FORMA STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME

(In thousands, except for per share data)

(unaudited)

	For the Three Months Ended April 30, 2004				For the Three Months Ended April 30, 2003
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenues	$262,635	$—		$262,635	$237,294	$—		$237,294
Cost of revenues	58,680	(3,235)	(a)	55,445	57,731	(5,017)	(a)	52,714

Gross profit	203,955	3,235		207,190	179,563	5,017		184,580
Operating expenses	164,833	(8,455)	(b)	156,378	145,349	(584)	(b)	144,765

Income from operations	39,122	11,690		50,812	34,214	5,601		39,815
Interest and other, net	(2,931)	—	(c)	(2,931)	722	198	(c)	920

Income before provision for income taxes	36,191	11,690		47,881	34,936	5,799		40,735
Provision for income taxes	10,857	3,507	(d)	14,364	10,481	1,739	(d)	12,220

Net income	$25,334	$8,183		$33,517	$24,455	$4,060		$28,515

Net income per share	$0.06			$0.08	$0.06			$0.07

Diluted shares outstanding	425,840			425,840	419,130			419,130

(a)	Pro forma cost of revenues excludes $7 and $0 related to employer payroll taxes on stock options and $3,228 and $5,017 related to the amortization of acquired intangible assets for the three months ended April 30, 2004 and 2003, respectively.
(b)	Pro forma operating expenses exclude $171 and $0 related to employer payroll taxes on stock options, $619 and $584 related to acquisition-related deferred stock compensation expense, and $7,665 and $0 related to facilities consolidation for the three months ended April 30, 2004 and 2003, respectively.
(c)	Pro forma interest and other, net excludes net gain of $0 and net loss of $198 related to disposals of investments in equity securities for the three months ended April 30, 2004 and 2003, respectively.
(d)	Provision for income taxes assumes a tax rate of 30 percent and includes the impact of these pro forma adjustments.

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May 13, 2004 / Page 6

BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 30, 2004	January 31, 2004
	(unaudited)	(*)
ASSETS
Current assets:
Cash and cash equivalents	$707,940	$683,729
Restricted cash	1,633	1,583
Short-term investments	851,248	783,288
Accounts receivable, net	205,815	268,526
Other current assets	39,773	32,480

Total current assets	1,806,409	1,769,606

Property and equipment, net	351,537	358,497
Acquired intangible assets, net	68,868	72,097
Long-term restricted cash	5,380	3,880
Other long-term assets	18,850	16,109

	$2,251,044	$2,220,189

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$222,690	$228,485
Deferred revenues	267,966	273,879
Current portion of notes payable and other obligations	494	493

Total current liabilities	491,150	502,857

Notes payable and other long-term obligations	4,148	5,555
Convertible subordinated notes	550,000	550,000
Long-term debt for land lease	191,639	191,639

Stockholders’ equity:
Common stock	1,131,450	1,113,111
Accumulated deficit	6,333	(19,001)
Deferred compensation	(8,891)	(10,462)
Treasury stock	(123,303)	(123,303)
Accumulated other comprehensive income	8,518	9,793

Total stockholders’ equity	1,014,107	970,138

	$2,251,044	$2,220,189

(*)	Derived from audited consolidated financial statements.